Exhibit 10.3

AMENDMENT
TO THE
SLM CORPORATION DEFERRED COMPENSATION PLAN FOR DIRECTORS
Effective June 25, 2015

The SLM Corporation Deferred Compensation Plan for Directors (the “Plan”), as established effective May 1, 2014 (and filed as Exhibit 10.43 to the Company's Annual Report on Form 10-K filed on February 26, 2015) was amended as of June 25, 2015 by action of the Company's Board of Directors to reflect the following:
Section 9 of the Plan was amended to read as follows:
9.    ADMINISTRATION AND TERMINATION
The Plan shall be administered by the Chief Human Resources Officer of the Corporation who shall provide a copy of this Plan to each Director.
The Board may, at any time and in its sole discretion, terminate or amend the Plan in accordance with Section 409A; provided, however, that no such termination or amendment shall reduce or in any manner adversely affect the rights of any Director with respect to benefits that are payable or become payable under the Plan as of the effective date of such amendment or termination. In the event of termination, existing Deferred Accounts shall be paid in accordance with the terms of the Plan except to the extent the Plan is terminated in accordance with the requirements of Section 409A, in which event the existing Deferred Accounts shall be paid in accordance with Section 409A.